Exhibit 99.1

CONTACT:

Jon Kathol

Vice President, Investor Relations

investorrelations@primobrands.com

Primo Brands Reports Second Quarter 2025 Results

•	Revises full year 2025 Net Sales, Adjusted EBITDA, and Adjusted Free Cash Flow guidance
•	Reaffirms cost synergy capture targets of $200 million in 2025; $300 million in 2026
•	Announces new share repurchase program of $250 million
•	Declares quarterly dividend of 10 cents per share
•	Reiterates post-2025 long-term growth algorithm of 3% to 5% organic Net Sales growth

TAMPA, FL and STAMFORD, CT – August 7, 2025 – Primo Brands Corporation (NYSE: PRMB) (“Primo Brands” or the "Company") today announced its results for the second quarter ended June 30, 2025.

"Since merging eight months ago, we have taken multiple actions to build our new operational footprint, capture synergies and create a leading healthy hydration beverage company. Our team has accomplished significant milestones – streamlining routes, closing facilities and optimizing headcount, with a majority of these integration activities implemented in the quarter," said Robbert Rietbroek, Chief Executive Officer. "Our Q2 results were impacted by previously reported tornado damage to our Hawkins, Texas facility, and service issues during the accelerated integration process. We have since successfully restarted the Hawkins facility and made significant progress toward improving the service issues. Importantly, we also continued executing against our growth strategy, including expanding total points of retail distribution, introducing cross-selling in our direct delivery network, and continuing our strong growth trends in our premium water business.”

"Due to these integration disruptions during the later part of Q2, and our reinvestment to correct the issues, we are revising full year 2025 Net Sales growth, Adjusted EBITDA, and Adjusted Free Cash Flow guidance. We expect to deliver our targeted cost synergy opportunity of $200 million in 2025 and $300 million in 2026, and remain confident in our long-term growth algorithm," continued Mr. Rietbroek.

“Despite these Q2 challenges, we continue to see strong consumer demand for healthy hydration, and are encouraged by our retail share growth in July. We believe we are taking the right steps to resolve the service issues, which we expect to be back to normal by the end of September. Our business model is resilient and is well positioned to deliver growth, improve margins, and generate strong cash flow going forward, which will enable us to opportunistically return value to shareholders with the new $250 million share repurchase program,” said Mr. Rietbroek.

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(Unless stated otherwise, all second quarter 2025 comparisons are relative to the second quarter of 2024; all information is in U.S. dollars. Pursuant to applicable requirements, these GAAP results are a comparison of the 2025 results for Primo Brands against the 2024 results for former Blue Triton Brands only. Non-GAAP reconciliations are presented in the exhibits to this press release)

SECOND QUARTER 2025 RESULTS CONFERENCE CALL

Primo Brands will host a conference call, to be simultaneously webcast, on Thursday, August 7, 2025, at 10:00 a.m. Eastern Time. A question-and-answer session will follow management's presentation. To participate, please call the following numbers:

Details for the Earnings Conference Call:

Date: August 7, 2025

Time: 10:00 a.m. Eastern Time

North America: (888) 510-2154

International: (437) 900-0527

Conference ID: 91812

Webcast Link: https://app.webinar.net/4DVw0w9aWjk

A slide presentation and live audio webcast will be available through Primo Brands' website at ir.primobrands.com. The Company’s revised full year 2025 Net Sales, Adjusted EBITDA, and Adjusted Free Cash Flow guidance are available in the slide presentation and are expected to be discussed on the webcast.

Replay Information:

The earnings conference call will be recorded and archived for playback on the investor relations section of Primo Brands' website following the event.

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SECOND QUARTER PERFORMANCE

	For the Three Months Ended
(USD $M except %, per share amounts or unless as otherwise noted)	June 30, 2025	June 30, 2024	Y/Y Change
Net sales	$1,730.1	$1,314.4	31.6%
Net income from continuing operations	$30.5	$54.5	$(24.0)
Net income per diluted share from continuing operations	$0.08	$0.25	$(0.17)
Adjusted net income	$137.1	$76.7	$60.4
Adjusted net income per diluted share	$0.36	$0.35	$0.01
Adjusted EBITDA	$366.7	$258.0	42.1%
Adjusted EBITDA margin %	21.2%	19.6%	160 bps

•	Net sales increased 31.6% to $1.7 billion compared to $1.3 billion primarily driven by net sales attributable to Primo Water due to the merger transaction partially offset by a decrease in sales attributable to the sale of the production facility in Ontario, Canada in the first quarter of 2025.

•	Gross margin was 31.3% compared to 32.7%, primarily driven by gross profit attributable to Primo Water as a result of the merger transaction.

•	SG&A expenses increased 47.7% to $378.6 million compared to $256.3 million, primarily as a result of the merger transaction.

•	Net income from continuing operations and net income per diluted share were $30.5 million and $0.08 per diluted share, respectively, compared to net income from continuing operations and net income per diluted share of $54.5 million and $0.25, respectively.

•	Adjusted EBITDA increased 42.1% to $366.7 million compared to $258.0 million and Adjusted EBITDA margin increased 160 bps to 21.2%, compared to 19.6%.

•	Net cash provided by operating activities from continuing operations of $155.0 million, less $71.6 million of capital expenditures and additions to intangible assets, resulted in $83.4 million of free cash flow, or $169.7 million of Adjusted Free Cash Flow (adjusting for the items set forth on Exhibit 5), compared to net cash provided by operating activities from continuing operations of $102.5 million and Adjusted Free Cash Flow of $73.2 million in the prior year period.

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QUARTERLY DIVIDEND

Primo Brands announced that its Board of Directors declared a dividend of $0.10 per share on the outstanding common stock of the Company, payable on September 4, 2025, in cash, to the holders of record of such common stock of the Company at the close of business on August 21, 2025.

SHARE REPURCHASE PROGRAM

Primo Brands today announced that its Board of Directors has authorized a share repurchase program of up to $250 million of the Company’s outstanding Class A common stock, enabling the Company to opportunistically return value to stockholders.

Primo Brands may purchase shares from time to time at the discretion of management through open market purchases, block trades, accelerated or other structured share repurchase programs, privately negotiated transactions, Rule 10b5-1 plans or other means. Open market repurchases will be structured to occur in accordance with applicable federal securities laws, including within the pricing and volume requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The manner, timing, pricing and amount of any transactions will be subject to the discretion of management and may be based upon market conditions, regulatory requirements and alternative opportunities that Primo Brands may have for the use or investment of its capital. The program does not obligate Primo Brands to acquire any particular amount of Class A common stock, and may be modified, suspended or terminated at any time at the discretion of its Board of Directors.

ABOUT PRIMO BRANDS CORPORATION

Primo Brands is a leading North American branded beverage company focused on healthy hydration, delivering responsibly sourced diversified offerings across products, formats, channels, price points, and consumer occasions, distributed in every U.S. state and Canada. Primo Brands has a comprehensive portfolio of highly recognizable and conveniently packaged branded water and beverages that reach consumers whenever, wherever, and however they hydrate through distribution across retail outlets, away from home such as hotels and hospitals, and food service accounts, as well as direct delivery to homes and businesses. These brands include established “billion-dollar brands” Poland Spring® and Pure Life®, premium brands like Saratoga® and Mountain Valley®, regional leaders such as Arrowhead®, Deer Park®, Ice Mountain®, Ozarka®, and Zephyrhills®, purified brands including Primo Water® and Sparkletts®, and flavored and enhanced brands like Splash Refresher™ and AC+ION®. Primo Brands also has an industry-leading line-up of innovative water dispensers, which create consumer connectivity through recurring water purchases. Primo Brands operates a vertically integrated coast-to-coast network that distributes its brands to more than 200,000 retail outlets, as well as directly reaching consumers through its Direct Delivery, Exchange and Refill offerings. Through Direct Delivery, Primo Brands delivers responsibly sourced hydration solutions direct to home and business customers. Through its Exchange business, consumers can visit approximately 26,500 retail locations and purchase a pre-filled, multi-use bottle of water that can be exchanged after use for a discount on the next purchase. Through its Refill business, consumers have the option to refill empty multi-use bottles at approximately 23,500 self-service refill stations. Primo Brands also offers water filtration units for home and business customers across North America. Primo Brands is a leader in reusable beverage packaging, helping to reduce waste through its multi-serve bottles and innovative brand packaging portfolio, which includes recycled plastic, aluminum, and glass. Primo Brands has a portfolio of over 80 springs and actively manages water resources to help assure a steady supply of quality, safe drinking water today and in the future. Primo Brands also helps conserve over 28,000 acres of land across the U.S. and Canada. Primo Brands is proud to partner with the International Bottled Water Association ("IBWA") in North America, which supports strict adherence to safety, quality, sanitation, and regulatory standards for the benefit of consumer protection. Primo Brands is committed to supporting the communities it serves, investing in local and national programs and delivering hydration solutions following natural disasters and other local community challenges. Primo Brands employs more than 12,000 associates with dual headquarters in Tampa, Florida, and Stamford, Connecticut. For more information, please visit www.primobrands.com.

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Basis of Presentation

As a result of the timing of the consummation of the business combination of Primo Water Corporation (“Primo Water”) and Triton Water Parent, Inc. (“BlueTriton Brands”), to form Primo Brands Corporation on November 8, 2024, the Company’s GAAP consolidated financial information presented herein includes BlueTriton Brands’ results for the three and six months ended June 30, 2024, and Primo Brands’ results for the three and six months ended June 30, 2025.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with generally accepted accounting principles in the United States ("GAAP"), Primo Brands utilizes certain non-GAAP financial measures. Primo Brands utilizes organic net sales growth (which excludes the impact of acquisitions). Primo Brands also utilizes Adjusted net income (loss), Adjusted net income (loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA margin to separate the impact of certain items as listed in the below reconciliations from the underlying business. Because Primo Brands uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo Brands' underlying business performance and the performance of its management. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Net Sales. Additionally, Primo Brands supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment and additions to intangible assets to present Free Cash Flow, and by excluding the additional items identified on the exhibits hereto to present Adjusted Free Cash Flow, which management believes provides useful information to investors in assessing our performance, comparing Primo Brands' performance to the performance of the Company’s peer group and assessing the Company’s ability to service debt and finance strategic opportunities, which include investing in Primo Brands' business, making strategic acquisitions, paying dividends, and strengthening the balance sheet.

The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo Brands' financial statements prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

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We have not reconciled our long-term organic net sales growth guidance to GAAP net sales, because we do not provide guidance for such GAAP measures due to the uncertainty and potential variability of net sales from acquisitions, which is a reconciling item between organic net sales growth and net sales growth. Because this item cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP net income or loss and GAAP net income or loss margin.

Safe Harbor Statements

This press release contains forward-looking statements and forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo Brands makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo Brands cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. The forward-looking statements contained in this press release include, but are not limited to, statements regarding future financial and operating trends and results (including Primo Brands' 2025 outlook), anticipated synergies and other benefits from the business combination of BlueTriton and Primo Water, the number of shares that may be repurchased under the share repurchase program, the impact of macroeconomic trends on Primo Brands' business, progress on resolving certain service issues and execution of the Company’s strategy and Primo Brands' competitive position. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to manage our expanded operations following the business combination; we have no operating or financial history as a combined company; we face significant competition in the segment in which we operate; our success depends, in part, on our intellectual property; we may not be able to consummate acquisitions, or acquisitions may be difficult to integrate, and we may not realize the expected benefits; our business is dependent on our ability to maintain access to our water sources; our ability to respond successfully to consumer trends related to our products; the loss or reduction in sales to any significant customer; our packaging supplies and other costs are subject to price increases; the affiliates of One Rock Capital Partners, LLC own a significant amount of the voting power of the Company, and their interests may conflict with or differ from the interests of other stockholders; legislative and executive action risks; risks related to sustainability matters; costs to comply with developing laws and regulations, including those surrounding the production and use of plastics, as well as related litigation relating to plastics pollution; our products may not meet health and safety standards or could become contaminated, and we could be liable for injury, illness, or death caused by consumption of our products; and risks associated with our substantial indebtedness.

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The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo Brands' Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo Brands does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: ir.primobrands.com

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PRIMO BRANDS CORPORATION				EXHIBIT 1
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts)
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$1,730.1	$1,314.4	$3,343.8	$2,450.2
Cost of sales	1,189.2	884.6	2,281.9	1,674.9
Gross profit	540.9	429.8	1,061.9	775.3
Selling, general and administrative expenses	378.6	256.3	706.4	475.0
Acquisition, integration and restructuring expenses	49.7	13.2	89.5	19.0
Other operating (income) expense, net	(0.2)	1.3	—	(2.5)
Operating income	112.8	159.0	266.0	283.8
Other income, net	(15.9)	—	(15.8)	—
Loss on modification and extinguishment of debt	—	—	18.6	—
Interest and financing expense, net	81.9	86.2	164.0	166.1
Income from continuing operations before income taxes	46.8	72.8	99.2	117.7
Provision for income taxes	16.3	18.3	34.0	29.7
Net income from continuing operations	$30.5	$54.5	$65.2	$88.0
Net loss from discontinued operations, net of tax	(2.9)	—	(8.9)	—
Net income	$27.6	$54.5	$56.3	$88.0

Net income (loss) per common share
Basic:
Continuing operations	$0.08	$0.25	$0.17	$0.40
Discontinued operations	$(0.01)	$—	$(0.02)	$—
Net income per common share	$0.07	$0.25	$0.15	$0.40
Diluted:
Continuing operations	$0.08	$0.25	$0.17	$0.40
Discontinued operations	$(0.01)	$—	$(0.02)	$—
Net income per common share	$0.07	$0.25	$0.15	$0.40

Weighted-average shares of common stock outstanding (in thousands)
Basic	374,796	218,618	377,011	218,618
Diluted	376,815	218,618	379,029	218,618

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PRIMO BRANDS CORPORATION		EXHIBIT 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts)
Unaudited

	June 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash, cash equivalents and restricted cash	$412.0	$614.4
Trade receivables, net of allowance for expected credit losses of $12.6 ($4.7 as of December 31, 2024)	587.0	444.0
Inventories	248.3	208.4
Prepaid expenses and other current assets	179.3	150.4
Current assets held for sale	76.1	111.8
Total current assets	1,502.7	1,529.0
Property, plant and equipment, net	2,045.4	2,083.9
Operating lease right-of-use-assets, net	611.4	628.7
Goodwill	3,581.4	3,572.2
Intangible assets, net	3,124.2	3,191.7
Other non-current assets	74.6	70.1
Non-current assets held for sale	109.5	118.9
Total assets	$11,049.2	$11,194.5
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$70.4	$64.5
Trade payables	533.6	471.6
Accruals and other current liabilities	632.0	697.7
Current portion of operating lease obligations	93.1	95.5
Current liabilities held for sale	90.9	82.2
Total current liabilities	1,420.0	1,411.5
Long-term debt, less current portion	5,022.2	4,963.6
Operating lease obligations, less current portion	540.0	555.6
Deferred income taxes	737.8	738.7
Other non-current liabilities	54.9	49.8
Non-current liabilities held for sale	28.1	31.1
Total liabilities	$7,803.0	$7,750.3
Stockholders' Equity:
Common stock, $0.01 par value, 900,000,000 shares authorized, 373,337,220 shares and 379,792,996 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	$3.8	$3.8
Additional paid-in capital	4,994.1	4,971.3
Accumulated deficit	(1,749.7)	(1,513.7)
Accumulated other comprehensive loss	(2.0)	(17.2)
Total stockholders' equity	3,246.2	3,444.2
Total liabilities and stockholders' equity	$11,049.2	$11,194.5

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PRIMO BRANDS CORPORATION				EXHIBIT 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars)
Unaudited
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Cash flows from operating activities of continuing operations:
Net income	$27.6	$54.5	$56.3	$88.0
Less: Net loss from discontinued operations, net of income taxes	(2.9)	—	(8.9)	—
Net income from continuing operations	$30.5	$54.5	$65.2	$88.0
Adjustments to reconcile net income from continuing operations to cash flows from operating activities of continuing operations:
Depreciation and amortization	145.3	74.3	273.9	149.5
Amortization of debt discount and issuance costs	7.6	4.5	13.7	8.0
Stock-based compensation costs	12.9	0.3	24.9	0.6
Restructuring charges	2.4	—	2.9	—
Inventory obsolescence expense	6.0	6.2	7.2	8.7
Charge for expected credit losses	10.3	1.1	17.4	3.2
Deferred income taxes	1.8	(12.9)	(0.8)	(30.2)
Other non-cash items	(16.4)	4.2	(14.9)	1.4
Changes in operating assets and liabilities, net of effects of businesses acquired:
Trade receivables	(91.9)	(85.0)	(159.0)	(146.3)
Inventories	(3.4)	9.1	(49.1)	(28.3)
Prepaid expenses and other current and non-current assets	(34.9)	6.4	(0.3)	13.7
Trade payables and accruals and other current and non-current liabilities	84.8	39.8	12.7	40.2
Net cash provided by operating activities of continuing operations	155.0	102.5	193.8	108.5
Cash flows from investing activities of continuing operations:
Purchases of property, plant and equipment	(53.9)	(41.1)	(115.9)	(64.6)
Purchases of intangible assets	(17.7)	(6.2)	(25.2)	(27.4)
Acquisitions, net of cash received	(5.7)	—	(5.7)	—
Proceeds from sale of other assets	11.3	—	56.9	—
Other investing activities	15.4	(0.3)	16.1	2.7
Net cash used in investing activities of continuing operations	(50.6)	(47.6)	(73.8)	(89.3)
Cash flows from financing activities of continuing operations:
Proceeds from 2024 Incremental Term Loan, net of discount	—	—	—	392.0
Proceeds from borrowings from ABL Credit Facility	—	—	—	25.0
Repayment of borrowings from ABL Credit Facility	—	(60.0)	—	(60.0)
Repayment of Term Loans	(7.8)	(8.0)	(15.5)	(16.0)
Proceeds from borrowings of other debt	—	1.0	—	3.1
Principal repayment of other debt	(1.4)	(1.3)	(2.7)	(1.7)
Principal payment of finance leases	(8.6)	(1.5)	(15.8)	(2.3)
Financing fees	(0.2)	—	(7.7)	(5.1)
Issuance of common stock	3.6	—	4.8	—

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Common stock repurchased and cancelled	(101.8)	—	(221.0)	—
Dividends paid to common stockholders	(37.4)	—	(76.0)	—
Dividends paid to Sponsor Stockholder	—	—	—	(382.7)
Other financing activities	(0.4)	—	(0.9)	—
Net cash used in financing activities of continuing operations	(154.0)	(69.8)	(334.8)	(47.7)
Cash flows from discontinued operations:
Net cash (used in) provided by operating activities from discontinued operations	(0.6)	—	2.3	—
Net cash provided by (used in) investing activities from discontinued operations	6.7	—	(1.3)	—
Net cash provided by financing activities from discontinued operations	1.0	—	3.4	—
Net cash provided by discontinuing operations	7.1	—	4.4	—
Effect of exchange rates on cash, cash equivalents and restricted cash	1.6	(0.1)	2.1	(0.4)
Net decrease in cash, cash equivalents and restricted cash	(40.9)	(15.0)	(208.3)	(28.9)
Cash and cash equivalents and restricted cash, beginning of period	453.3	33.1	620.7	47.0
Cash and cash equivalents and restricted cash, end of period	$412.4	$18.1	$412.4	$18.1
Cash and cash equivalents and restricted cash of discontinued operations, end of period	0.4	—	0.4	—
Cash and cash equivalents and restricted cash of continuing operations, end of period	$412.0	$18.1	$412.0	$18.1

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PRIMO BRANDS CORPORATION				EXHIBIT 4
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars, except percentage amounts)
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net income from continuing operations	$30.5	$54.5	$65.2	$88.0
Interest and financing expense, net	81.9	86.2	164.0	166.1
Provision for income taxes	16.3	18.3	34.0	29.7
Depreciation and amortization	145.3	74.3	273.9	149.5
EBITDA	$274.0	$233.3	$537.1	$433.3

Acquisition, integration and restructuring expenses (a) [1]	72.8	13.2	112.6	19.0
Stock-based compensation costs (b)	12.9	0.3	24.9	0.6
Unrealized (gain) loss on foreign exchange and commodity forwards, net (c)	(0.2)	1.1	—	(2.7)
Loss on disposal of property plant and equipment, net (d)	1.9	0.1	3.4	1.7
Loss on modification and extinguishment of debt (e)	—	—	18.6	—
Management fees (f)	—	4.8	—	14.1
Purchase accounting adjustments (g)	—	—	1.2	—
Other adjustments, net (h)	5.3	5.2	10.4	9.7
Adjusted EBITDA	$366.7	$258.0	$708.2	$475.7

Net sales	$1,730.1	$1,314.4	$3,343.8	$2,450.2
Adjusted EBITDA margin %	21.2%	19.6%	21.2%	19.4%

		Three Months Ended June 30,		Six Months Ended June 30,
	Location in Consolidated Statements of Operations	2025	2024	2025	2024
		(Unaudited)
(a) Acquisition, integration and restructuring expenses [1]	Acquisition, integration and restructuring expenses	$49.7	$13.2	$89.5	$19.0
	Cost of Sales	23.1	—	23.1	—
(b) Stock-based compensation costs	Selling, general and administrative expenses	12.9	0.3	24.9	0.6
(c) Unrealized (gain) loss on foreign exchange and commodity forwards, net	Other operating (income) expense, net	(0.2)	1.1	—	(2.7)
(d) Loss on disposal of property plant and equipment, net	Cost of sales	2.3	0.1	3.8	1.7
	Selling, general and administrative expenses	(0.4)	—	(0.4)	—
(e) Loss on modification and extinguishment of debt	Loss on modification and extinguishment of debt	—	—	18.6	—
(f) Management fees	Selling, general and administrative expenses	—	4.8	—	14.1
(g) Purchase accounting adjustments	Cost of sales	—	—	1.2	—
(h) Other adjustments, net	Other income, net	(15.8)	—	(15.8)	—
	Cost of Sales	12.5	—	12.5	—
	Selling, general and administrative expenses	8.6	5.2	13.7	9.7

1 Amounts include labor related costs.

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PRIMO BRANDS CORPORATION		EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	Three Months Ended June 30,
	2025	2024

Net cash provided by operating activities of continuing operations	$155.0	$102.5
Less: Additions of property, plant and equipment	(53.9)	(41.1)
Less: Additions of intangible assets	(17.7)	(6.2)
Free cash flow	$83.4	$55.2

Acquisition and integration cash costs	62.0	13.2
Integration capital expenditures	23.3	—
Management fees	—	4.8
Debt restructuring costs	0.8	—
Tariffs refunds related to property, plant and equipment	0.2	—
Adjusted Free Cash Flow	$169.7	$73.2

	Six Months Ended June 30,
	2025	2024

Net cash provided by operating activities of continuing operations	$193.8	$108.5
Less: Additions to property, plant and equipment	(115.9)	(64.6)
Less: Additions to intangible assets	(25.2)	(27.4)
Free cash flow	$52.7	$16.5

Acquisition, integration and restructuring cash costs	127.2	19.0
Integration capital expenditures	26.1	—
Management fees	—	14.1
Debt restructuring costs	18.2	—
Tariffs refunds related to property, plant and equipment	0.2	—
Adjusted free cash flow	$224.4	$49.6

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PRIMO BRANDS CORPORATION				EXHIBIT 6
SUPPLEMENTARY INFORMATION-NON-GAAP-ADJUSTED NET INCOME AND ADJUSTED EPS
(in millions of U.S. dollars, except share amounts)
Unaudited
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income from continuing operations	$30.5	$54.5	$65.2	$88.0

Adjustments:
Amortization expense of customer lists	46.5	4.8	68.6	9.5
Acquisition, integration and restructuring expenses	72.8	13.2	112.6	19.0
Stock-based compensation costs	12.9	0.3	24.9	0.6
Unrealized (gain) loss on foreign exchange and commodity forwards, net	(0.2)	1.1	—	(2.7)
Gain on sale leaseback	—	—	—	—
Loss on modification and extinguishment of debt	—	—	18.6	—
Management fees	—	4.8	—	14.1
Purchase accounting adjustments	—	—	1.2	—
Other adjustments, net	5.3	5.2	10.4	9.7
Tax impact of adjustments[1]	(30.7)	(7.2)	(52.5)	(12.4)
Adjusted net income	$137.1	$76.7	$249.0	$125.8

Earnings Per Share (as reported)
Net income from continuing operations	$30.5	$54.5	$65.2	$88.0

Basic EPS	$0.08	$0.25	$0.17	$0.40
Diluted EPS	$0.08	$0.25	$0.17	$0.40

Weighted average shares of common stock outstanding (in thousands)
Basic	374,796	218,618	377,011	218,618
Diluted	376,815	218,618	379,029	218,618

Adjusted Earnings Per Share (Non-GAAP)
Adjusted net income from continuing operations (Non-GAAP)	$137.1	$76.7	$249.0	$125.8
Adjusted diluted EPS (Non-GAAP)	$0.36	$0.35	$0.66	$0.58

Weighted average shares of common stock outstanding (in thousands)
Basic	374,796	218,618	377,011	218,618
Diluted weighted average common shares outstanding (in thousands) (Non-GAAP)2	376,815	218,618	379,029	218,618

[1] The tax effect for adjusted net income is based upon an analysis of the statutory tax treatment and the applicable tax rate for the jurisdiction in which the pre-tax adjusting items incurred and for which realization of the resulting tax benefit (if any) is expected. A reduced or 0% tax rate is applied to jurisdictions where we do not expect to realize a tax benefit due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets.
[2] For the periods presented, the non-GAAP diluted weighted average shares of common stock outstanding equaled the reported diluted weighted average shares of common stock outstanding.

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